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                                                                    Exhibit 23.3


                                     CONSENT


         We understand that Lely Golf Villas I Limited Partnership ("Lely Golf I") has filed a registration statement on Form S-11 (no. 333-73415) (the "Registration Statement") with respect to the offering of up to 200 resort condominium units coupled with a mandatory rental agreement under the Securities Act of 1933, as amended. We hereby consent to the use in the Prospectus forming a part of the Registration Statement, including the attached Projections, of our name and extracts from our report dated November 1997 prepared for The Ronto Group on behalf of Lely Golf Villas I Limited Partnership with respect to the proposed 200 unit condominium resort project to be located in Lely Resort, Naples, Florida.


                                           /s/ Horwath Landauer Consulting, Inc.

                                               HORWATH LANDAUER CONSULTING, INC.

May 27, 1999